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                                                                    EXHIBIT 10.9

         Joint Product and Marketing Agreement dated September 27, 1999.

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                                                                   EXHIBIT 10.9

Note: Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                 IBM AND VISION
                     JOINT PRODUCT AND MARKETING AGREEMENT

This Joint Product and Marketing Agreement is entered into this 27th day of September, 1999 ("EFFECTIVE DATE") between Vision Software Tools, Inc. ("Vision") located at 2101 Webster Street, Eighth Floor, Oakland, CA 94612, and International Business Machines Corporation ("IBM") located at New Orchard Road, Armonk, NY 10504. For purposes of this Agreement, all references to IBM shall mean IBM and its Subsidiaries.

In this Agreement the parties establish a strategic marketing and development relationship to create a single product offering that integrates Vision's Business Logic Server technology and Developer Studio development tools with IBM's WebSphere Application Server Advanced Edition and WebSphere Studio. The resulting product will be offered by both parties under their own brand names, terms conditions and prices.

SOW's and ATTACHMENTS (incorporated herein by reference)

1.   JM-SOW
2.   JP-SOW
3.   Attachment 1: EFT Authorization Form

The parties hereby agree as follows:

1.0  DEFINITIONS

1.1 "AGREEMENT" means this Joint Product and Marketing Agreement and any relevant Statements of Work and other agreements, attachments or appendices specifically referenced in this Agreement.

1.2 "CODE" means computer programming code, including both "Object Code" (computer programming code substantially in binary form that is directly executable by a computer after processing, but without compilation or assembly) and "Source Code" (computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill, excluding Object Code).

1.3 "DELIVERABLE" means items that one party prepares for or provides to another as described in a SOW. Deliverables include, as applicable, Code and Documentation.

1.4 "DERIVATIVE WORK" means a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner of the underlying work.

1.5 "DEVELOPMENT ENVIRONMENT" means the Tools, Documentation, Test Suites and other items that are necessary to develop and maintain Integrated Code and Derivative Works thereof.

1.6   "DOCUMENTATION" will be defined in the JP-SOW.

1.7 "ENHANCEMENTS" means all changes to Code and Documentation, including: upgrades, new functions, Maintenance Modifications, new releases, and new versions that the parties agree to include in future Releases, whether or not constituting Derivative Works.

1.8 "HARMFUL CODE" is any computer Code, programming instructions, or set of instructions that is constructed for the purpose of damaging, interfering with, or otherwise adversely affecting computer programs, data files or hardware, without the consent or intent of the computer user. This definition includes, but is not limited to, self-replicating and self-propagating programming instructions commonly called "viruses" and "worms."

1.9 "IBM CODE" will consist of WebSphere Application Server-Advanced Edition ("WAS-AE") and WebSphere Studio ("WS") in Object Code form accompanied by all associated Documentation as well as other Code that may be defined in a SOW.

1.10 "INTEGRATED CODE" consists of Vision Code integrated with IBM Code in Object Code form and accompanied by its associated Documentation. Integrated Code will be further defined in a JP-SOW. The resulting Integrated Code is expected to be the technology base of the parties' strategic relationship.


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1.11    "INVENTION" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, conceived or reduced to practice by a party.

1.12    "JOINT INVENTION" means any Invention made jointly by IBM and Vision.

1.13 "MAINTENANCE MODIFICATIONS" means revisions in either party's Object Code to correct errors and deficiencies.

1.14 "RELEASE(S)" is a version of Integrated Code that is further described in a SOW. Specific Releases will be designated by a number in the relevant SOW.

1.15 "STATEMENT OF WORK" or "SOW" means any document attached to or included in this Agreement which describes the parties responsibilities, including, without limitation, any requirements, specifications, Deliverables or schedules. Initially, the Agreement will include the following SOW's:

        1.15.1 "JOINT MARKETING SOW" or "JM-SOW" describes the parties' joint marketing activities and responsibilities and is incorporated herein by reference.

        1.15.2 "JOINT PRODUCT SOW" or "JP-SOW" describes the parties' responsibilities with respect to product development and support and is incorporated herein by reference.

1.16 "SUBSIDIARY" means an entity that is owned or controlled directly or indirectly (by more than 50% of its voting stock, or if not voting stock, decision-making power) by Vision or IBM. An entity is considered to be a Subsidiary only so long as such ownership or control exists.

1.17 "TERMINATION LEVEL CODE" is the most recent version of IBM Code or Vision Code that exists as of the date of termination.

1.18 "TOOLS" means non-commercially available software required for the development, maintenance or implementation of a software deliverable.

1.19 "VISION CODE" will consist of Business Logic Server ("BLS") and Developer Studio in Object Code form accompanied by all associated Documentation as well as other Code that may be defined in a SOW.

2.0     RESPONSIBILITIES OF THE PARTIES

2.1     IBM RESPONSIBILITIES.

        2.1.1 Deliverables. IBM will provide to Vision all Deliverables as specified in the JP-SOW.

        2.1.2 Development and Support Responsibilities. IBM shall be responsible to complete the obligations specified in the JM-SOW.

        2.1.3 Marketing Responsibilities. IBM shall be responsible to complete the obligations specified in the JM-SOW.

2.2     VISION RESPONSIBILITIES.

        2.2.1 Deliverables. Vision will provide to IBM all Deliverables as specified in the JP-SOW.

        2.2.2 Development and Support Responsibilities. Vision shall be responsible to complete the obligations specified in the JP-SOW.

        2.2.3 Marketing Responsibilities. Vision shall be responsible to complete the obligations specified in the JM-SOW.

2.3 JOINT RESPONSIBILITIES. Vision and IBM will each create a project office to coordinate activity related to the overall success of the relationship. This office will be staffed as follows:

        2.3.1 Sponsoring Executive -- A senior executive from each party will be assigned to provide oversight to the relationship. These individuals will meet quarterly to review the progress, status and plans for the relationship.

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     2.3.2  Marketing Program Manager -- Each party will assign a manager who will be responsible for the marketing aspects of the relationship. These individuals will monitor the execution of joint marketing programs, facilitate agreement on "special bid" situations, and build joint marketing plans for future use.

     2.3.3 Development Manager -- Each party will assign a development manager to oversee product definition and release scheduling. This team will be responsible for creating the requirements and reaching agreement for the new/changed content of each release. This team will recommend changes potentially to both BLS/Developer Studio and WAS-AE. The intent is to ensure that neither product introduces any enhancements that regress the functionality of the other or introduce any migration compatibility problems for IBM or Vision's respective customers. In addition, meetings will be held as needed with the product groups to discuss any new initiatives that IBM or Vision may want to integrate into a future release.

     2.3.4 Contract Coordinators -- Each party will assign a contact coordinator who will be responsible to receive all notices and administer the Agreement.

     2.3.5  The assigned members of the project office are identified in
            Section 12.0, "Project Office Staff" and will be available to participate in the resolution of disputes per Section 9.0 "Dispute Resolution Process."

3.0  LICENSE GRANTS

3.1. BY IBM. Subject to the terms and conditions of this Agreement:

     3.1.1 For Integration. IBM grants Vision a nonexclusive, worldwide license to use, have used, execute, reproduce, transmit, display, test, and perform the IBM Code in Object Code form only for integration of the IBM Code as part of the US English language version of Release 1, the International version of Release 1, and for distribution to IBM for the purpose of allowing IBM to perform its proposed obligations under the JP-SOW.

     3.1.2 For Distribution. IBM grants Vision a nonexclusive, worldwide license to use, reproduce, transfer, distribute, market and sublicense the IBM Code in Object Code form and any modifications made to the Vision Code made by IBM solely contained as part of the Integrated Code as part of the US English language version of Release 1, the International version of Release 1, or any follow on Releases as agreed to by the parties.

     3.1.3 For Documentation. IBM grants Vision a nonexclusive, worldwide license to use, have used, execute, reproduce, transmit, display, perform, modify, prepare or have prepared Derivative Works, transfer, distribute, market, and sublicense the IBM-modified BLS and Developer Studio Documentation Source Code for use with the US English language version of Release 1, the International version of Release 1, or any follow on Releases as agreed to by the parties.

3.2  BY VISION. Subject to the terms and conditions of this Agreement.

     3.2.1 For Documentation. Vision grants IBM a nonexclusive, worldwide license to use, have used, execute, reproduce, transmit, display, modify, prepare or have prepared Derivative Works and perform the BLS and Developer Studio Documentation Source Code in order to conform to IBM documentation standards and for translation and internationalization purposes. Further Vision grants IBM the right to distribute the resulting work to Vision for the purpose of integration of such work into the US English language version of Release 1, the International version of Release 1, or any follow on Releases as agreed to by the parties.

     3.2.2 For Translation and Testing. Vision grants IBM a nonexclusive, worldwide license to use, have used, execute, reproduce, transmit, display, prepare or have prepared Derivative Works, perform, and test the Vision Code and other materials to be translated and internationalized and to provide the resulting work to Vision for integration into the US English version of Release 1, International version of Release 1 and follow on Releases as agreed to by the parties.





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          3.2.3     For Distribution. Vision grants IBM a nonexclusive,
                    worldwide license to use, reproduce, transfer, distribute, market, prepare or have prepared Derivative Works and sublicensed for distribution the Vision Code solely as contained in the Integrated Code (including but not limited to the International version of the Integrated Code), and Documentation as modified by IBM (including but not limited to any internationalization changes) in Object Code form only, for use with the US English language version of Release 1, the International version of Release 1, or any follow on Releases as agreed to by the parties.

          3.2.4 For Developer Studio. Vision grants IBM a nonexclusive, worldwide license to use, reproduce, market, prepare or have prepared Derivative Works of the Developer Studio code, Documentation as may be modified by IBM (including but not limited to any internationalization changes), and any enhancements thereof, and to distribute, transfer and sublicense such code and Documentation in Object Code form only, to customers who have licensed the US English language version of Release 1, the International version of Release 1, or any follow on Releases as agreed to by the parties.

     3.1 FOLLOW-ON RELEASES. The Parties anticipate that follow-on releases of the Integrated Code (beyond Release 1) will be mutually agreed upon during the term of this Agreement. At such time, the appropriate SOW and license terms will be added to this Agreement by written Amendment.

     3.2 EXERCISE OF SECTION 10.6.3 OPTION. Should IBM elect the option specified in Section 10.6.3, and subject to the terms and conditions of this Agreement, the following licensing terms apply to such an engagement.

          3.2.1 By IBM for Integration of Future Releases of WAS-AE with the Termination Level Code. IBM grants Vision a nonexclusive, worldwide license to use, execute, reproduce, transmit, display, and perform the IBM Code in Object Code form only for the purpose of integrating the selected level of the IBM Code (provided by IBM to Vision pursuant IBM's exercise of the option defined in Section 10.6.3 of this Agreement) with the latest version or release of the Vision Code distributed as part of the Integrated Code at the time of termination or expiration of this Agreement.

          3.2.2 By Vision for the Derivative Work of the Vision Code that Results From the Integration. Vision grants IBM an exclusive, worldwide, irrevocable, royalty-free license to transfer, distribute market, prepare or have prepared Derivative Works and sublicense the Derivative Works of the Vision Code as part of the Integrated Code created by Vision pursuant to IBM's exercise of the option defined in Section 10.6.3, in Object Code form only solely for distribution to existing users of the Integrated Code at the time of termination or expiration of this Agreement.

          3.2.3 Except as otherwise provided herein, Vision shall have no right to distribute or otherwise use and distribute the Integrated Code created pursuant to Sections 10.6.3 and 3.4 or any Derivative Work of the Vision Code created pursuant to IBM's exercise of the option defined in Section 10.6.3 of the Agreement.

     3.3  OWNERSHIP RIGHTS.

          3.3.1 Except as otherwise provided herein, IBM shall retain exclusive ownership of all right, title and interest, including all intellectual property rights, in all of its preexisting material, including, but not limited to, the IBM Code and any IBM Documentation. IBM will also exclusively own all right, title and interest, including all intellectual property rights, in any Code (other than Joint Inventions) that it creates that becomes a part of the Integrated Code.

          3.3.2 Except as otherwise provided herein, Vision shall retain exclusive ownership of all right, title and interest, including all intellectual property rights, in all of its preexisting material, including, but not limited to, the Vision Code and any Vision Documentation. Vision will also exclusively own all right, title and interest, including all intellectual property rights, in any Code (other than Joint Inventions) that it creates that becomes a part of the Integrated Code.

     3.4 The parties agree that IBM may package and distribute the Vision Code incorporated into the Integrated Code pursuant to the terms of Section
          3.2.3 with other IBM or third party products subject to mutual agreement on the appropriate royalty payments due to Vision.




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3.5   Except as provided herein, nothing contained in this Agreement shall be construed to grant either party any other licenses, whether express or implied, by estoppel or otherwise, in or to any trademarks, copyrights, patents, or other intellectual property rights of the other party.

4.0   ROYALTIES

4.1 VISION ROYALTY PAYMENTS. Subject to the terms and conditions of this Agreement, Vision will pay IBM a percentage of all product license fees, product upgrade fees (including fees for additional development seats) and monthly usage fees recorded by Vision (less any applicable taxes, shipping costs and returns) for each authorized copy of the Integrated Code licensed and distributed by Vision pursuant to the terms of this Agreement according to the following table:

      [*]

4.2 IBM ROYALTY PAYMENTS. Subject to the terms and conditions of this Agreement, IBM will pay Vision a percentage of all product license fees, product upgrade fees (including fees for additional development seats) and monthly usage fees recorded by IBM (less any applicable taxes, shipping costs and returns) for each authorized copy of the Integrated Code licensed and distributed by IBM pursuant to the terms of this Agreement according to the following table:

      [*]

4.3 The parties recognize that IBM does not currently have a process which can accurately track the number of IBM employees that may use the Vision Code for productive (non-development) purposes: However, IBM agrees to establish a process to reduce the likelihood that the Vision Code is used for productive internal use, and in the event that it comes to the attention of the Contract Coordinators that IBM employees are using the Vision Code for productive (non-development) purposes, IBM will subject to
      Section 4.8, "Exceptions to Royalty Payment Obligations," pay Vision the appropriate Minimum Royalty for each identified authorized copy of the Vision Code used by IBM for such purposes as specified in Section 4.6. The parties also agree that this Section 4.3 shall not be subject to any audit conducted by Vision, provided that the foregoing shall not be deemed to constitute a waiver of Vision's right to seek any remedies it may have at law or in equity relating to such unauthorized use.

4.4 In the event that the content of the Integrated Code is modified by the addition of more than an insignificant amount of IBM Code or Vision Code not previously a part of the Integrated Code, and which materially alters the relative value of contribution of either party, Vision and IBM agree to, in good faith, renegotiate the royalty percentages to reflect the value of the added Code.

4.5 ROYALTY CALCULATIONS. Royalties, if any, are paid against revenue recorded by the party licensing to the end-user for a calendar royalty payment quarter Payment will be made by the last day of the first calendar month following the close of the royalty payment quarter. All payments will be made in U.S. Dollars. Payments based on foreign revenue will be converted to U.S. dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month.

4.6 MINIMUM AVERAGE PER RUNTIME CPU ROYALTY. For the period beginning with the execution of the Agreement and ending 12/31/2000, IBM will calculate the average revenue recorded per each runtime CPU license granted during the period (runtime CPU revenue divided by the number of runtime CPU unit sales recorded). If the average revenue recorded per each runtime CPU license granted is less than [*] ("Minimum Royalty" for 2000), IBM will pay to Vision the difference multiplied by the number of runtime CPU units sales recorded. For the period beginning 1/1/2001 and ending 12/31/2001, IBM will calculate the average revenue recorded per each runtime CPU license granted during that period (runtime CPU revenue divided by the number of runtime CPU unit sales recorded). If the average CPU revenue recorded per each runtime CPU license granted is less than [*] ("Minimum Royalty" for 2001), IBM will pay to Vision the difference multiplied by the number of runtime CPU units sales recorded. For subsequent years the Minimum Royalty will be negotiated between the parties. IBM will pay such amounts to Vision within thirty (30) days after the end of the applicable period.



* Confidential treatment requested for redacted portion.



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4.7     SPECIAL BIDS. The following shall not be included in the average  per runtime CPU revenue recorded calculation: (i) special bids jointly agreed to by IBM and Vision; and (ii) royalties received from OEM agreements or from agreements with Federal, State, Local and foreign governments.

4.8 EXCEPTIONS TO ROYALTY PAYMENT OBLIGATIONS. Neither party has any royalty obligation for:

        4.8.1 the Integrated Code or its Derivative Works used for: (i) development, testing, maintenance or support activities conducted by such party or its distributors or agents; (ii) marketing demonstrations, customer testing or trial periods (including early support, prerelease, encrypted, locked sampler distributions not resulting in a license for full productive use, a reasonable number of evaluation and demonstration "not for resale" copies provided without charge under the terms of a party's partner programs, a reasonable number of licenses provided to ISV's without charge under a party's standard partner support or sales agreements without a royalty obligation, or other similar programs), Integrated Code training or education; or (iii) backup and archival purposes;

        4.8.2 a copy of the Integrated Code installed by a licensed end user on an alternate work station (e.g., home terminal or laptop), provided the end user may not use the Integrated Code on both work stations at the same time;

        4.8.3 the other party's Code (or a functionally equivalent work) that becomes available generally to third parties without a payment obligation;

        4.8.4 Documentation provided with, contained in, or derived from the Integrated Code;

        4.8.5  Maintenance Modifications; and

        4.8.6  warranty replacement copies of the Integrated Code.

5.0     SOURCE CODE ESCROW

5.1 The parties will enter into a separate, written escrow agreement, at IBM's expense, with a recognized third-party escrow agent to maintain at least one (1) copy, for each version and release of the Vision Code, of the following escrowed materials ("ESCROWED MATERIALS"):

        5.1.1 the Vision Code in a machine-readable format, including both Source Code and Object Code;

        5.1.2 a complete set of Vision's existing user and development documentation in both hard copy and machine-readable (as available) formats (including design specifications, flowcharts, etc.);

        5.1.3 a complete list of all items and software required for the development, maintenance or implementation of the Vision Code;

        5.1.4 the Tools in a machine-readable format, including both Source Code and Object Code;

        5.1.5 any other not commercially available tools, instructions or material used by Vision in the development of the Integrated Code; and

        5.1.6 a detailed, comprehensive list of all items and Source Code (indicating module names and dates) in the Escrowed Materials.






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     Vision will update the Escrowed Materials whenever it issues a modification to the Vision Code or Documentation to incorporate any Maintenance Modifications and Enhancements, and to account for new releases and versions of the Vision Code.

5.2 The terms of such escrow agreement will be mutually agreed to and will provide for IBM's reasonable inspection of the Escrowed Materials and for delivery of the Escrowed Materials to IBM, subject to the payment of any agreed to fees to the escrow agent and the release procedures specified in the escrow agreement, within thirty (30) days of IBM's notice to the escrow agent that any of the following release events ("Release Events") has occurred:

     5.2.1 Vision refuses, fails, or is unable to fulfill its support obligations under this Agreement;

     5.2.2 Vision ceases to exist and no entity survives which continues with all or substantially all of Vision's then-current business relating to this Agreement (including all of the obligations of this Agreement);

     5.2.3 Vision makes an assignment for the benefit of creditors or files or has filed against it a petition in bankruptcy and such petition is not dismissed within ninety (90) days; or

     5.2.4 more than fifty percent (50%) of Vision's shares or ownership interest representing the right to make decisions for Vision becomes owned or controlled, directly or indirectly, by one of the following third parties: [*]

5.3 Vision will notify IBM within five (5) days of the occurrence of a Release Event. Subject to the terms and conditions of this Agreement and the Escrow Agreement, IBM is granted a nonexclusive, worldwide, perpetual, irrevocable license to prepare and have prepared Derivative Works of Escrowed Materials, and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute and sublicense Escrowed Materials and such Derivative Works, in any medium or distribution technology for the exclusive purpose of correcting bugs and similar defects in the Integrated Code.

5.4 IBM and Vision will treat the release of the Escrowed Materials as a disclosure of Confidential Information under the parties' existing Confidential Disclosure Agreement related to the Vision Code, or if none, under IBM's then standard Confidential Disclosure Agreement. IBM's right to access the Source Code shall survive for as long as Vision has support obligations to IBM under this Agreement.

6.0  ONGOING WARRANTIES

6.1  Each party makes the following ongoing representations and warranties:

     6.1.1 It has the right to enter into this Agreement and its performance of this Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject;

     6.1.2 As of the Effective Date, no claim, lien, or action exists or is threatened against a party that would interfere with the other party's rights under this Agreement;

     6.1.3 The Code contributed by the party to the Integrated Code will be, when contributed by such party and combined with the Integrated Code, Year 2000 ready such that when used in accordance with the appropriate documentation it is capable of correctly processing, providing, receiving and displaying date data before and after January 1, 2000 (including without limitation leap year calculations), provided that all products (for example, hardware, software and firmware) used with the Code contributed by the party properly exchange accurate date data with it;



* Confidential treatment requested for redacted portion.


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     6.1.4  The Code contributed by the party to the Integrated Code will be, when contributed by such party and combined with the Integrated Code, euro-ready such that it will correctly process, send, receive, present, store, and convert monetary data in the euro denomination, respecting the euro currency formatting conventions (including the euro symbol);

     6.1.5 The Code contributed by the party to the Integrated Code will be tested for harmful Code and the parties will not knowingly provide the other Harmful Code;

     6.1.6 The Code contributed by the party to the Integrated Code does not infringe any privacy, publicity, reputation or intellectual property right of a third party, provided that the sole remedy and a party's entire liability for breach of this warranty shall be indemnification pursuant to Section 7; and

     6.1.7 All authors of the Code contributed by the party to the Integrated Code have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law, if any) in the IBM Code and the Vision Code (respectively), to the extent permitted by law.

6.2 THE WARRANTIES AND CONDITIONS IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED AND, EXCEPT AS PROVIDED ABOVE, CODE IS FURNISHED ON AN "AS IS" BASIS AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.0  INDEMNIFICATION AND LIMITATION OF LIABILITY

7.1 VISION INDEMNIFICATION. Vision will defend or settle any suit, third party claims, or proceedings brought, or threatened, against IBM based upon a claim that any Vision Code furnished hereunder or part thereof, alone and not in combination with any other software or product (unless there is no non-infringing use for the Vision Code when it is functioning in the Release, and only to the extent that the infringement is attributable to the Vision Code) constitutes an actual or alleged infringement or misappropriation of any copyrights, trade secrets and/or patents worldwide, as well as any actual, alleged, or threatened infringement of any trademark, provided that: (i) Vision is notified promptly in writing of such claim; (ii) Vision controls the defense or settlement of the claim; and (iii) IBM cooperates reasonably and gives all necessary authority, information and assistance (at Vision's expense). Vision will pay all damages and costs finally awarded against IBM, but Vision will not be responsible for any costs, expenses or compromise incurred or made by IBM without Vision's prior written consent. If the use of such of the Vision Code is permanently enjoined, Vision will, in its sole discretion and at its own expense, procure for IBM the right to continue using said product, replace same with non-infringing Vision Code, modify it so that it becomes non-infringing, or if Vision is unable to do any of the above on a commercially reasonable basis and if IBM is enjoined from distributing the Vision Code, Vision will credit IBM the sum paid to Vision by IBM for the infringing Vision Code in a Release which is still in IBM's inventory. The obligations set forth in this Section shall not apply to the extent that any claim arises from modification of the Vision Code after delivery to IBM, except for any modification mutually agreed to by the Parties or made pursuant to Vision's unilateral, mandatory written direction. Notwithstanding the foregoing, Vision shall have no obligation to Indemnify IBM pursuant to this Section for a) any "Open Source" software included in the Vision Code, which has been identified as Open Source software by Vision and provided to IBM hereunder or b) any Vision Code distributed by IBM one hundred and twenty (120) days after IBM has received written notice from Vision representing that Vision has conducted a commercially reasonable assessment of a claim of intellectual property infringement relating to the Vision Code and as a result has elected to withdraw the Vision Code from the entire marketplace.

7.2 IBM INDEMNIFICATION. IBM will defend or settle any suit, third party claims, or proceedings brought, or threatened, against Vision based upon a claim that any IBM Code furnished hereunder or part hereof, alone and not in combination with any other software or product (unless there is no non-infringing use for the IBM Code when it is functioning in the Release, and only to the extent that the infringement is attributable

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
     to the IBM Code) constitutes an actual or alleged infringement or misappropriation of any copyrights, trade secrets and/or patents worldwide, as well as any actual, alleged, or threatened infringement of any trademark, provided that: (i) IBM is notified promptly in writing of such claim; (ii) IBM controls the defense or settlement of the claim; and (iii) Vision cooperates reasonably and gives all necessary authority, information and assistance (at IBM's expense). IBM will pay all damages and costs finally awarded against Vision, but IBM will not be responsible for any costs, expenses or compromise incurred or made by Vision without IBM's prior written consent. If the use of such IBM Code is permanently enjoined, IBM will, in its sole discretion and at its own expense, procure for Vision the right to continue using said product, replace same with non-infringing IBM Code, modify it so that is becomes non-infringing, or if IBM is unable to do any of the above on a commercially reasonable basis and if IBM is enjoined from distributing the IBM Code, IBM will credit Vision the sum paid to IBM by Vision for the infringing IBM Code in a Release which is still in Vision's inventory. The obligations set forth in this Section shall not apply to the extent that any claim arises from: modification of the IBM Code after delivery to Vision, except for any modification mutually agreed to by the Parties or made pursuant to IBM's unilateral, mandatory written direction. Notwithstanding the foregoing, IBM shall have no obligation to Indemnify Vision pursuant to this Section for a) any "Open Source" software included in the IBM Code which has been identified as Open Source software by IBM and provided to Vision hereunder or b) any IBM Code distributed by Vision one hundred and twenty (120) days after Vision has received written notice from IBM representing that IBM has conducted a commercially reasonable assessment of a claim of intellectual property infringement relating to the IBM Code and as a result has elected to withdraw the IBM Code from the entire marketplace.

7.3  LIMITATION OF LIABILITY.

     7.3.1 Intellectual Property Indemnification. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO LOSS OF PROFIT, LOSS OF USE, OR INTERRUPTION OF BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE THAT IN THE EVENT OF AN INTELLECTUAL PROPERTY INDEMNIFICATION CLAIM (covered by the sections above), A THIRD PARTY'S DAMAGES, THAT INCLUDE LOST PROFITS, ARE DEEMED TO BE THE DIRECT DAMAGES OF VISION OR IBM, AS THE CASE MAY BE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY'S TOTAL LIABILITY FOR INTELLECTUAL PROPERTY INFRINGEMENT SHALL NOT EXCEED 3,750,000.

     7.3.2 Other Claims. IN ANY AND ALL CASES OTHER THAN EACH PARTY'S OBLIGATION FOR INTELLECTUAL PROPERTY INFRINGEMENT, EACH PARTY'S TOTAL LIABILITY FOR ALL OTHER CLAIMS RELATING TO THIS AGREEMENT SHALL NOT EXCEED 1,500,000. THIS LIMITATION EXCLUDES: i) CLAIMS FOR MONIES DUE A PARTY UNDER THIS AGREEMENT; AND ii) CLAIMS FOR BREACH OF A PARTY'S OBLIGATIONS OF CONFIDENTIALITY.

8.0  INTELLECTUAL PROPERTY

8.1  NAMES AND TRADEMARKS.

     8.1.1 IBM grants Vision a nonexclusive, worldwide license to use the name and trademark "WebSphere" (the Licensed Marks) in accordance with the "WebSphere Usage Guidelines." "WebSphere Usage Guidelines" shall mean such guidelines as may be established by IBM and modified from time to time, upon reasonable notice by IBM, providing for the use and display of the Licensed Marks. The current "WebSphere Usage Guidelines" appear below in Section
               8.1.2. If IBM objects to Vision's improper use of IBM's name or trademark, Vision will take all steps necessary to resolve IBM's objections. Any goodwill attaching to IBM's trademarks, service marks, or trade names belongs to IBM and this Agreement does not grant Vision any right to use them. All ownership rights in the Licensed Marks belong exclusively to IBM. Vision has no ownership rights in the Licensed Marks and shall acquire no ownership rights in the Licensed


* Confidential treatment requested for redacted portion.

             Marks as a result of its performance (or breach) of this Agreement. All use of the Licensed Marks or variations thereon shall inure solely to the benefit of IBM. Upon termination of this Agreement all rights of Vision to use the Licensed Marks shall terminate immediately.

      8.1.2  WebSphere Usage Guidelines.

             A. Without a trademark license from IBM, IBM's marks MAY NEVER be incorporated as part of the name of a product or service of another company. Vision may not include "WebSphere" or any potentially confusing variation in the name of its product or service.
             B. The compatibility or integration of an application program with IBM WebSphere products may be noted on packaging, collateral material or advertising (but not included in the product or service name) by using phrases such as "for use with", "compatible with" or "for", or "powered by" the WebSphere product. On all such materials, Vision's product or service name must appear more prominently than WebSphere's mark. WebSphere's mark should be visually distinguishable from Vision's product or service name by putting it in a different font, color, or on a different line. It is important to avoid any implication that Vision's product or service is produced, endorsed or supported by IBM.
             C. Vision must attribute IBM trademarks to IBM. For example, Vision must use the symbol "TM" with IBM's mark WebSphere and use the R in a circle with IBM. The symbols should be placed next to the last letter of the mark, at the upper right or at the baseline. In advertising copy, the proper symbol should be used as the first or most prominent mention. A proper trademark attribution is "WebSphere is a registered [NOTE:
                  ***waiting for official notice, so may need to leave out registered***] trademark of the IBM Corporation."
             D. Vision must acknowledge that IBM claims trademark rights in the name WebSphere and Vision must agree not to object to or otherwise interfere with IBM's rights or registrations (or registration applications in this name).

8.2   INVENTIONS.

      8.2.1 With respect to Inventions first conceived or reduced to practice solely by one or more employees of one of the parties, right and title to such Inventions shall reside solely with that party.

      8.2.2 With respect to Inventions first conceived or reduced to practice by one or more employees of IBM with one or more employees of Vision, these inventions shall be called Joint Inventions and will be the joint property of the parties. Title to such Joint Inventions as well as in and to any patent application and patents issued thereon shall be assigned jointly to IBM and Vision. Vision and IBM shall share equally in the expenses of seeking and maintaining patent protection, except that either party may elect at its own expense to seek and maintain patent protection for both parties, if the other party declines to share expenses. Each party shall have the right to grant licenses to third parties or assign its rights therein without accounting to the other party.


9.0   DISPUTE RESOLUTION PROCESS

In the event that either party notifies the other of a unresolved dispute pertaining to any matter relating to the Agreement (including the SOW's), the following dispute resolution procedure will be followed:

9.1 Each party shall promptly name, from among the staff of the project office, a facilitator to represent such party in discussions relating to the Agreement. The facilitators shall make a good faith effort to resolve the dispute as soon as possible.

9.2   In the event that the facilitators cannot resolve such dispute within ten
      (10) business days of receipt of notice, the matter may, at the option of either party, be submitted for resolution to a Manager of each facilitator. For purposes of this Section, "Manager" shall mean someone in the management chain of the applicable facilitator who is senior to such facilitator in terms of responsibility, and who is familiar with this Agreement. The Managers shall make a good faith effort to resolve the dispute as quickly as possible.

9.3 In the event that the Managers cannot resolve such dispute within ten (10) business days, the matter may, at the option of either party, be submitted for resolution to each party's Sponsoring Executive.

9.4 If the matter is not resolved at the executive level within twenty (20) days, the parties may then pursue any remedies available to them in law or equity.

10.0  TERM AND TERMINATION

10.1 TERM. The initial term of this Agreement begins on the Effective Date and ends on 12/31/2001. After that date, the Agreement will automatically be renewed each year on January 1, unless written notice of termination is given by one party to the other, at least ninety (90) days prior to the beginning of the next term period. In any event, the Agreement will expire, without automatic renewal, on 12/31/2005.

10.2 TERMINATION FOR CONVENIENCE. The Agreement may not be terminated for convenience by either party until 12/31/2001. In the event of termination for convenience by either party pursuant to Section 10.1, the Licensee shall continue to have the then existing rights to the Licensor's Code (IBM Code or Vision Code as applicable) for so long as the Licensor receives royalties from the Licensee, but for no longer than one (1) year. However, the Licensee shall continue to have the then existing rights to Licensor's Code (IBM Code or Vision Code as applicable) beyond the one (1) year period but only to allow the fulfillment of orders placed before the end of the one (1) year period. For the purposes of this Section 10, "Licensor" and "Licensee" shall refer to Vision or IBM, as applicable, depending on whether the party is the licensor or licensee of the rights granted in Sections 3.1 and 3.2.

10.3 TERMINATION FOR MATERIAL BREACH. Either party can terminate this Agreement, after completely exercising the dispute resolution process as specified in Section 9.0 hereunder (which shall occur concurrently with, and not in addition to, the notice period specified herein), for material breach by the other party that is not cured within ninety (90) days after the breaching party receives written notice of the material breach. In the event of termination for material breach, the Licensee shall continue to have the then existing rights to the Licensor's Code (IBM Code or Vision Code as applicable) for so long as the Licensor receives royalties from the Licensee, but for no longer than nine (9) months.

10.4 TERMINATION BY IBM DUE TO CHANGE OF CONTROL OF VISION. IBM may also terminate the Agreement if more than fifty percent (50%) of Vision's shares or ownership interest representing the right to make decisions for Vision becomes owned or controlled, directly or indirectly, by one of the following third parties: Microsoft Corporation, Sun Microsystems, Inc., Oracle Corporation, BEA Systems, Inc., or Hewlett-Packard Company. In addition, IBM may access the Source Code in escrow pursuant to the terms of Section 5.0, "Source Code Escrow" hereunder. In the event of termination by IBM under this Section 10.4, IBM shall continue to have the then existing rights to the Vision Code as part of the Integrated Code for so long as Vision receives royalties from IBM, but for no longer than one
      (1) year. However, the Licensee shall continue to have the then existing rights to the Vision Code as part of the Integrated Code beyond the one year period but only to allow the fulfillment of orders placed before the end of the one year period.

10.5 EXPIRATION. In the event that the Agreement expires, the Licensee shall continue to have the then existing rights to the Licensors' Code (IBM Code or Vision Code as applicable) for so long as the Licensor receives royalties from the Licensee, but for no longer than one (1) year. However, the Licensee shall continue to have the then existing rights to the Licensor's Code (IBM Code or Vision Code as applicable) beyond the one year period, but only to allow the fulfillment of orders placed before the end of the one year period.

10.6 SURVIVAL OF VISION SUPPORT OBLIGATIONS TO IBM. In the event of expiration or termination for any reason, Vision's support obligations are as follows:

      10.6.1 During the first two (2) years after termination, Vision will maintain and support the Vision Termination Level Code at no additional charge to IBM.

      10.6.2 During years three, four and five after termination, and provided that Vision is still supporting the Vision Termination Level Code for its customers, Vision will maintain and support the Vision

                Termination Level Code at no additional charge. If Vision is no longer supporting the Vision Termination Level Code for its customers, IBM may, at its option, request maintenance and support for the Vision Termination Level Code; IBM will reimburse Vision at [*] for providing such maintenance and support or at a fixed rate to be negotiated.

        10.6.3 For three (3) years after termination, Vision will, at IBM's option, develop, test, certify, maintain and support the Vision Termination Level Code with new releases of WAS-AE, operating systems, databases and other dependent technologies at [*]. Vision will complete any such development, testing and certification within a commercially reasonable time (subject to a mutually agreed upon schedule) after written request from IBM made sufficiently prior to the general availability date of the respective IBM new release. Should IBM elect to exercise the option specified in this Section 10.6.3, IBM and Vision shall have the rights specified in Section 3.4 of this Agreement.

10.7 SURVIVAL OF IBM SUPPORT OBLIGATIONS TO VISION. In the event of termination for any reason, but only for up to five (5) years after termination, IBM's support obligations are as follows:

        10.7.1 From the date of termination and for as long as IBM supports the IBM Termination Level Code for its commercial customers, IBM will maintain and support versions of the IBM Termination Level Code that exist as of the date of termination at no additional charge.

        10.7.2 For maintenance and support beyond the period in which IBM supports the IBM Termination Level Code for its commercial customers, IBM will maintain and support versions of the IBM Termination Level Code at [*].

10.8 VISION SURVIVING RIGHTS IN IBM-TRANSLATED MATERIALS. In the event of expiration or termination for any reason Vision shall continue to have the then existing rights in the IBM-translated Materials (as defined in the JP-SOW).

11.0    IBM RIGHT OF NOTIFICATION

        In the event that Vision receives an offer to merge into a third party or to be acquired by a third party, then it shall, at least ten (10) business days prior to signing an agreement to proceed with such a transaction, give IBM notice in writing of Vision's intention to proceed with such a transaction during which period IBM may submit an alternative proposal to Vision. In the event that Vision subsequently merges with or is acquired by a third party, then IBM will have the option to terminate the Agreement.

12.0    PROJECT OFFICE STAFF

--------------------------------------------------------------------------------
                    FOR IBM                           FOR VISION
--------------------------------------------------------------------------------
                              SPONSORING EXECUTIVE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name                                    Name
--------------------------------------------------------------------------------
Title                                   Title
--------------------------------------------------------------------------------
Address                                 Address
--------------------------------------------------------------------------------
Phone                                   Phone
--------------------------------------------------------------------------------
Fax                                     Fax
--------------------------------------------------------------------------------
Email                                   Email
--------------------------------------------------------------------------------
                           MARKETING PROGRAM MANAGER
--------------------------------------------------------------------------------
Name                                    Name
--------------------------------------------------------------------------------
Title                                   Title
--------------------------------------------------------------------------------
Address                                 Address
--------------------------------------------------------------------------------
Phone                                   Phone
--------------------------------------------------------------------------------


* Confidential treatment requested for redacted portion.

-------------------------------------------------------------------------------------------
 Fax                                             Fax
-------------------------------------------------------------------------------------------
 Email                                           Email
-------------------------------------------------------------------------------------------

                                  DEVELOPMENT MANAGER
-------------------------------------------------------------------------------------------
 Name                                            Name
-------------------------------------------------------------------------------------------
 Title                                           Title
-------------------------------------------------------------------------------------------
 Address                                         Address
-------------------------------------------------------------------------------------------
 Phone                                           Phone
-------------------------------------------------------------------------------------------
 Fax                                             Fax
-------------------------------------------------------------------------------------------
 Email                                           Email
-------------------------------------------------------------------------------------------

                                  CONTRACT COORDINATORS
-------------------------------------------------------------------------------------------
 Name     Prakash Bhaskaran                      Name     John Sweetman
-------------------------------------------------------------------------------------------
 Title    Finance Director                       Title    Contract Administrator
-------------------------------------------------------------------------------------------
 Address  2101 Webster Street, 8th Floor         Address  3039 Cornwallis Road, 002/VRDA
          Oakland, CA 94612                               RTP, NC 27709
-------------------------------------------------------------------------------------------
 Phone    (510) 238-4100  Ext. 2258              Phone    919-254-2691
-------------------------------------------------------------------------------------------
 Fax      (510) 238-4101                         Fax      919-543-1119
-------------------------------------------------------------------------------------------
 Email    prakash-bhaskaran@vision-soft.com      Email    jsweet@us.ibm.com
-------------------------------------------------------------------------------------------

13.0  GENERAL

13.1 AMENDMENTS: This Agreement may only be amended or modified by a written document specifically referencing this Agreement which has been signed by authorized representatives of the parties.

13.2 ASSIGNMENT: Neither party may assign this Agreement, or its rights and obligations under it without the prior written consent of the other party except: (i) to a Subsidiary, (ii) or in connection with the sale of all or a substantial portion of that party's business or relevant business unit, or (iii) rights to payments. Such assignment shall not be effective until notice of such assignment is provided to the other party.

13.3 CHOICE OF LAW; WAIVER OF JURY TRIAL; LIMITATION OF ACTION: This Agreement and the performance of transactions under this Agreement will be governed by the laws of the State of New York applicable to contracts executed in and performed entirely within that State. The parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to a breach of this Agreement must be commenced no later than two (2) years from the date of the discovery of the breach.

13.4 COMMUNICATIONS: All communications between the parties regarding this Agreement will be conducted through the parties' Project Office representatives.

13.5 COUNTERPARTS: This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Agreement made by reliable means is considered an original.

13.6 ELECTRONIC COMMERCE: The parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations ("DOCUMENTS"), including electronic credit entries transmitted by one party to the other party's account specified in the relevant Attachment. Each party, at its own expense, will provide and maintain the equipment, software, services and testing necessary for it to effectively and reliably transmit and receive such Documents. Either party may use a third party service provider for network services, provided the other party is given sixty (60) days prior written notice of any changes to such services. A Document will be deemed received upon arrival at the receiving party's mailbox or Internet address and the receiving party will promptly send an acknowledgment of such receipt. The receiving party will promptly notify the originating party if a Document is received in an unintelligible form, provided that the originating party can be identified. In the absence of such notice, the originating party's record of the contents of such Document will prevail. Each party will authenticate Documents using a digital signature or User ID, as specified by IBM, and will maintain security procedures to prevent its unauthorized use.

13.7 EXCHANGE OF INFORMATION: Unless required otherwise by law, all information exchanged by the parties will be considered non-confidential except as otherwise provided in this Section. If the parties require the exchange of confidential information, such exchange will be made under the Confidential Disclosure Agreement between the parties, dated 3/29/1999 ("CDA"). The parties will not publicize the terms or conditions of this Agreement in any advertising, marketing or promotional materials without the prior written consent of the other party, such consent not to be unreasonably withheld, or except as may be required by law, provided the party publicizing obtains any confidentiality treatment available or as is defined in this Agreement.

13.8 EXPENSES: Except as may be expressly provided in the Agreement, each party will bear its own expenses in connection with the Agreement and the activities under it.

13.9 COMPLIANCE WITH EXPORT REGULATIONS: The parties acknowledge and agree that the Integrated Code is expected to contain encryption code and agree to comply with all U.S. export laws and regulations as well as applicable laws and regulations governing trade in other nations in which the Integrated Code is distributed.

13.10 FREEDOM OF ACTION: This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services provided such party does not infringe or misappropriate the other party's patent, copyrights, trade secrets or other proprietary rights. The parties will independently establish prices for resale of products and, except as provided in this Agreement, are not obligated to announce or market any products or services and do not guarantee the success of marketing efforts, if any.

13.11 FORCE MAJEURE: Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

13.12 INDEPENDENT CONTRACTORS: Each party's efforts in relation to this Agreement will be as an independent contractor. Nothing contained in this Agreement shall constitute the parties as entering upon a joint venture or partnership, or shall constitute either party the agent for the other party for any purpose or in any sense whatsoever.

13.13 PRIOR COMMUNICATIONS AND ORDER OF PRECEDENCE: The provisions of this Agreement, including Attachments and the CDA, constitute the entire agreement between the parties. This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be: (i) the quantity, payment and delivery terms of any relevant purchase order; (ii) the relevant
       SOW; (iii) the Agreement; and (v) the remaining terms of any relevant purchase order.

13.14 RECORDKEEPING AND AUDIT RIGHTS: The parties will maintain (and provide to the other party access upon request as provided below) relevant accounting records to support invoices and payment obligations under this Agreement, for three (3) years following completion or termination of the Agreement. All accounting records will be maintained in accordance with generally accepted accounting principles. Each party shall have the right (at its expense, upon reasonable notice and during the other party's normal business hours) to have an independent certified public accountant inspect and audit the books and records of the other party for the purpose of verifying any reports, information or payments provided or due hereunder. All under/over payments revealed buy such audit shall be paid or returned to the affected party within thirty
       (30) days of the audit results.

13.15 RESERVATION OF RIGHTS: Unless explicitly granted in this Agreement, neither party grants the other any rights in any intellectual property, including patents and patent applications, by implication, estoppel or otherwise.

13.16 SEVERABILITY: If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement.

13.17 SURVIVAL: In addition to the survival provisions in Section 10.0, "Term and Termination," the provisions set forth in the following Sections and Subsections of this Agreement will survive after termination of this Agreement and will remain in effect until fulfilled: 1.0 "Definitions,"
       3.0 "License Grants," 4.0 "Royalties," 5.0 "Source Code Escrow," 6.0 "Ongoing Warranties," 7.0 "Indemnification and Limitation of Liability,"
       8.0 "Intellectual Property," 10.0 "Term and Termination," and 13.0 "General."

13.18 WAIVER: An effective waiver under this Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.


ACCEPTED AND AGREED TO:                    ACCEPTED AND AGREED TO:


By: /s/ JOHN R. SWEETMAN     9-27-99       By: /s/ JOHN A. HEWITT, JR.   9-27-99
--------------------------------------     -------------------------------------
IBM Signature                 Date         Vision Signature               Date

John R. Sweetman                           John A. Hewitt, Jr.
--------------------------------------     -------------------------------------
Printed Name                               Printed Name

Contract Specialist, IBM Corporation       President and CEO
--------------------------------------     -------------------------------------
Title and Organization                     Title and Organization

IBM Address:                               Vision Address:
--------------------------------------     -------------------------------------
IBM Corporation                            Vision Software Tools, Inc.
3039 Cornwallis Road, 002/VRDA             2101 Webster Street, Eighth Floor
Research Triangle Park, NC 27709           Oakland, CA 94612
USA                                        USA

ATTACHMENT 1: AUTHORIZATION FOR ELECTRONIC FUNDS TRANSFER

You hereby authorize IBM to initiate credit entries to the account listed below in connection with agreed upon Electronic Data Interchange (EDI) transactions between our companies. You agree that such transactions will be governed by the National Automated Clearing House Association rules. This authority is to remain in effect until IBM has received written notification of termination in such time and such manner as to afford IBM a reasonable opportunity to act on it. IN NO EVENT SHALL IBM BE LIABLE FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES AS A RESULT OF THE DELAY, OMISSION OR ERROR OF AN ELECTRONIC CREDIT ENTRY, EVEN IF IBM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This Agreement shall be governed by the laws of the State of New York.

Trading Partner Name                            VISION SOFTWARE TOOLS, INC.
                                                --------------------------------

Payment Remit Address                           ATTN: ACCOUNTS RECEIVABLE DEPT.
in the event a paper                            --------------------------------
check needs to be sent                          2101 WEBSTER STREET, 8th FLOOR
                                                --------------------------------
City, State                                     OAKLAND, CA        ZIP  94612
                                                --------------------------------
Account Payee (If different than above)         N/A
                                                --------------------------------
Address
                                                --------------------------------
City, State                                                        ZIP
                                                --------------------------------
EFT Domestic Banking Institution                CUPERTINO NATIONAL BANK
                                                --------------------------------
Contact Name/Title                              TOD RACINE, VICE PRESIDENT
                                                --------------------------------
Contact Phone Number                            650-813-3806
                                                --------------------------------
Address                                         THREE PALO ALTO SQUARE,
                                                --------------------------------
                                                SUITE 150
                                                --------------------------------
City, State                                     PALO ALTO, CA      ZIP 94306
                                                --------------------------------
Account Number                                  003103838            (MAX 17)
                                                -------------------
Bank Routing/Transit Cd                         ABA #121141152       (MAX 9)
                                                -------------------
Remit Advice Option                                  1   80-126-9440
(see attachment)                                -----    -----------------------
                                                         DUNS#/UserID + Acct#--
                                                     2   See Attachment
                                                -----
Tax ID Number                                   68-0255203
                                                -------------------

By                                              /s/ JOHN A. HEWITT JR.
                                                --------------------------------
                                                      authorized signature

Name                                            John A. Hewitt Jr.
                                                --------------------------------

Title                                           Pres. & CEO
                                                --------------------------------
Phone Number                                    510 433 4206
                                                --------------------------------
Date                                            9/27/99
                                                --------------------------------

                             EFT REMITTANCE OPTIONS

OPTION 1 -- IBM sends funds electronically to trading partner's bank and sends remittance advice electronically to the trading partner. The trading partner must have EDI capability or be an IBM Forms Exchange user for this option. The remittance will usually be received two days prior to the funds being deposited -- the Effective Date on the remittance is the date the funds will be posted to trading partner's account.

EDI ENABLED VENDORS:

This option requires a TPA agreement form completed. This option also required your DUNS# or Account# + UserID -- Van Net and X12 version.

IBM FORMS EXCHANGE ENABLED VENDORS:

Remittances will be sent via forms exchange. Please go to your 'inbox' to view all remittances.

OPTION 2 -- IBM sends funds and remittance advice electronically to trading partner's bank. Trading partner's bank forwards the remittance advice to the trading partner. The trading partner must verify with their bank that they have the ability to receive the deposit and remittance and must make the appropriate arrangements with their bank for forwarding of the remittance advice. Your remittance file will be forwarded to your bank in a CTX format as an ACH transaction. Please register with the commercial help line at your banking institution.

THIS OPTION WILL BE SETUP FOR NON-EDI VENDORS.

NOTE: If an option is not selected on the EFT form, your will automatically be set up with Option 2. Please make the necessary arrangements with your bank to receive your remittance detail.

NOTE: If you have a foreign banking institution, please contact Tim Taylor at 607-755-2144.

                                 IBM AND VISION
                     JOINT PRODUCT AND MARKETING AGREEMENT
                        JOINT PRODUCT STATEMENT OF WORK

This JP-SOW is part of any incorporates by reference the terms and conditions of the Joint Product and Marketing Agreement and capitalized terms used herein, unless defined herein, shall have the meaning ascribed to them in the Agreement.

ATTACHMENTS
Attachment 1: Certificate of Originality
Attachment 2: Product Support

1.0  SCOPE OF WORK

This SOW covers a new version of Vision's current product line that will be built to re-host Vision's BLS on top of (and integrating) IBM WAS-AE. This SOW details the structure of this joint development relationship. It also describes the content of Release 1 of the new product called "BLS/WAS-AE" for the purposes of this SOW.

The goal of this relationship is to create a product that is relevant to the IBM market and Vision market place. The Vision product delivery to IBM will consist of BLS and the associated Developer Studio. The IBM product delivery to Vision will consist of WAS-AE and WS.

2.0  DESCRIPTION OF CODE

2.1 DESCRIPTION OF INTEGRATED CODE FOR RELEASE 1. Integrated Code for Release 1 consists of the BLS Code with WAS-AE silently installed and Developer Studio ("BLS/WAS-AE"), with WebSphere Studio ("WS") included in the product package [*]. Release 1 will consist of a US English language version and an International version.

2.2  INTEGRATED CODE FOR THE US ENGLISH LANGUAGE OF RELEASE 1 GENERAL
     DESCRIPTION.

     2.2.1 CODE NAME AND VERSION NUMBER: The Integrated Code for US English language Release 1 is the combined product Business Logic Server (with Developer Studio)/WebSphere Application Server, Advanced Edition (BLS/WAS-AE) Version 1.0, in Object Code form and WS.

     2.2.2  GENERAL DESCRIPTION OF ITS FUNCTION:

            A. WebSphere Application Server-Advanced Edition is a portable, Java-based web application deployment platform which supports and executes Java Servlets, Java Beans, Java Server Pages, and Enterprise Java Beans while interacting with enterprise databases, transaction processing systems, and other applications for dynamic web content. It provides the portability and control of server-side business applications along with the performance and manageability of Enterprise Java Beans to offer a comprehensive Java-based Web application platform.

            B. Vision Business Logic Server provides logic execution services for executing business rules. Vision Developer Studio is a complete development environment for developing presentation, business logic and data access logic for web applications.

            C. BLS/WAS-AE hosts Vision's BLS on top of WAS-AE, providing the ability to deploy business logic as Enterprise Java Beans. The product will consist of two components: the Vision Developer Studio and the combined server.

            D. WebSphere Studio is a set of web application development tools designed to allow web developers to create dynamic web applications that run on the WebSphere Application Server. The product will be delivered as its is shipped to IBM customers. In addition to

* Confidential treatment requested for redacted portion.

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

                WebSphere Studio 3.0, the package will include NetObjects ScriptBuilder 3.0 and VisualAge for Java Professional Edition 3.0.

        2.2.3 DOCUMENTATION: Documentation consists of developer and end-user external documentation. All documentation is produced and delivered in a delivery format, either HLP, PDF or HTML.

        2.2.4   OTHER MATERIALS: (none).

        2.2.5 DELIVERY LOCATION: Distributions will be delivered by Vision electronically to the designated IBM representative.

2.3 INTEGRATED CODE FOR THE US ENGLISH LANGUAGE VERSION OF RELEASE 1 SPECIFIC DESCRIPTION

        2.3.1 CODE NAME AND VERSION NUMBER: BLS/WAS-AE, in Object Code format, including: (i) WAS-AE (per Section 2.2 and as described in Section 2.5 below), and (ii) BLS and Developer Studio (per
                Section 2.2 and as described in Section 2.7 below) and WS (per
                Section 2.2 and as described in Section 2.6 below).

        2.3.2 REQUIRED FUNCTION FOR BLS/WAS-AE: BLS/WAS-AE will have all of the features of WAS-AE (per Section 2.2 and as described in Section 2.5 below) and BLS and Developer Studio (per Section
                2.2 and as described in Section 2.7 below) plus the following:

                A.      Common install and configuration;

                B.      Ability to compile business objects into Enterprise
                        Java Beans;

                C. Ability to host Vision Business Logic Services as Enterprise Java Beans;

                D. Ability to build and develop business logic in a non-US English language (see below):

                E.      Ability to call into other Enterprise Java Beans; and

                F.      Ability to use RMI (over IIOP) for communication.

        2.3.3 PRODUCT/OPERATING SYSTEM SUPPORTED BY BLS/WAS-AE: The server portion will be supported on Windows NT Server Version 4.0, Sun Solaris Version 2.6 at the latest maintenance level, AIX Version 4.3.2 or later. The Developer Studio will be supported on Windows NT Version 4.0, and Windows 98.

        2.3.4 DOCUMENTATION FOR BLS/WAS-AE: WAS-AE end-user documentation consisting of: (i) the WAS-AE Documentation Center (HTML only);
                (ii) the Javadoc reference (HTML only, not translated); and
                (iii) the Getting Started guide (HTML, RTF, and PDF) and the
                BLS and Developer Studio end-user documentation consisting of:
                (i) BLS Admin guide (PDF, HLP); (ii) Getting Started guide (PDF,
                HLP); (iii) XDA connector manual (PDF, HLP); and (iv) Project Management guide (PDF, HLP).

        2.3.5 OTHER MATERIALS FOR BLS/WAS-AE: Test cases and test results, in text format.

        2.3.6 WS. The WS portion of the Integrated Code will have the description provided in Section 2.6.

        2.3.7 DELIVERY LOCATION AND OTHER SPECIFICS: Delivery will be electronic via the Internet to an individual/site specified by IBM.

2.4 INTEGRATED CODE FOR THE INTERNATIONAL VERSION OF RELEASE 1 GENERAL DESCRIPTION. The International version of Release 1 will be the US English language version of Release 1, with the addition of the following:

        2.4.1   [*]

        2.4.2   IBM will translate these versions into the group 1 languages:
                Spanish, French, Italian, German, Brazilian Portuguese, Simplified Chinese, Traditional Chinese, Korean and Japanese.

2.5     DESCRIPTION OF WAS-AE CODE.

        2.5.1   WAS-AE GENERAL DESCRIPTION.



[*] Confidential treatment requested for redacted portion.

        A. CODE NAME AND VERSION NUMBER: WAS-AE is WebSphere Application Server Advances Edition (WAS-AE) Version 3.0, in object code form.

        B. GENERAL DESCRIPTION OF ITS FUNCTION: WebSphere Application Server Advanced Edition is a portable, Java-based web application deployment platform which supports and executes Java Servlets, Java Beans, Java Server Pages, and Enterprise Java Beans while interacting with enterprise databases, transaction processing systems, and other applications for dynamic web content. It provides the portability and control of server-side business applications along with the performance and manageability of Enterprise Java Beans to offer a comprehensive Java-based Web application platform:

        C. DOCUMENTATION: Documentation consists of developer and end-user external documentation. All documentation is produced and delivered in a softcopy format, either PDF or HTML.

        D.  OTHER MATERIALS: (NONE).

        E. DELIVERY LOCATION: Distribution will be delivered electronically to the designated Vision representative.

2.5.2   WAS-AE SPECIFIC DESCRIPTION.

        A. CODE NAME AND VERSION NUMBER: WebSphere Application Server Advanced Edition, in Object Code format, including:

            i)   all Java class files;
            ii)  selected DB2 files (see below);
            iii) IBM HTTP Server Version 3.0 executable; and
            iv) IBM JDK Version 1.1.7 for Windows NT, Version 1.1.6 for AIX and Solaris.

        B.  REQUIRED FUNCTION: THE FOLLOWING ARE FEATURES OF WAS-AE:

            i) Java Servlet Runtime, including servlet configuration, virtual hosting, aliasing, and filtering;
            ii)    Enterprise Java Bean support;
            iii)   Java Server Page 0.91 and 1.0 and tag support;
            iv)    XML Document Structure Services;
            v)     Support for IBM, Apache, Microsoft, and Netscape HTTP
                   Servers;
            vi)    User Profile and Session tracking;
            vii)   Connection pooling;
            viii)  Database Connections and Databeans;
            ix)    Access Control;
            x)     Administration;
            xi)    Security;
            xii)   Workload Management;
            xiii)  Trace and Debug Support;
            xiv)   Monitoring and Graphing;
            xv)    Logging;
            xvi)   Multi-node administration;
            xvii)  Modeling/Cloning for WLM Support; and
            xviii) Remote Servlet Execution Support.

        C.  The following features of DB2 are included:

            i)     DB2 Application Development;
            ii)    DB2 ADT Sample Programs;
            iii)   License Support for DB2;
            iv)    DB2 Client Application Enabler;
            v)     Code Page Conversion Tables;
            vi)    DB2 Connect;
            vii)   DB2 Communication Support;

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
                      viii) Administration Server;

                        ix) DB2 Engine;

                         x) DB2 Run-time Environment;

                        xi) DB2 Sample Database Source;

                       xii) License Support for DB2 UDB;

                      xiii) Java Support;

                       xiv) Open Database Connectivity; and

                        xv) DB2 Replication.

                    D.  PRODUCT/OPERATING SYSTEM SUPPORTED: [*].

                    E. NATIONAL LANGUAGE SUPPORT VERSION REQUIRED: NLS Enabled and translated into the group 1 languages: Spanish, French, Italian, German, Brazilian Portugese, Simplified Chinese, Traditional Chinese, Korean and Japanese.

                    F. DOCUMENTATION: The WAS-AE end-user documentation includes:

                        i) the WAS-AE Documentation Center (HTML only);

                       ii) the Javadoc reference (HTML only); and

                      iii) the Getting Started guide (HTML, RTF, and PDF).

                    G. OTHER MATERIALS: Test cases and test results, in text format.

                    H. DELIVERY LOCATION AND OTHER SPECIFICS: Delivery will be electronic via the Internet to an individual/site specified by Vision.

                    I. ENCRYPTION: WAS-AE will be provided in separate builds with either 56-bit or 128-bit encryption technology. IBM will identify the nature of the build to Vision per
                        Section 5.4.

      2.6   DESCRIPTION OF WS CODE.

            2.6.1   WS GENERAL DESCRIPTION.

                    A. CODE NAME AND VERSION NUMBER: WS is WebSphere Studio Version 3.0, in Object code form.

                    B. GENERAL DESCRIPTION OF ITS FUNCTION: WebSphere Studio is a set of web application development tools designed to allow web developers to create dynamic web applications that run on the WebSphere Application Server. The product will be delivered as it is shipped to IBM customers. The WS package will include WebSphere Studio 3.0, NetObjects ScriptBuilder 3.0 and VisualAge for Java Professional Edition 3.0.

                    C. DOCUMENTATION: Documentation consists of Developer and end-user external documentation. All documentation is produced and delivered in a softcopy format, either HLP, PDF or HTML.

                    D.  OTHER MATERIALS: (None).

                    E. DELIVERY LOCATION: Distributions will be delivered via CD-ROM to the designated Vision Representative.

            2.6.2   WS SPECIFIC DESCRIPTION.

                    A.  CODE NAME AND VERSION NUMBER: WebSphere Studio Version
                        3.0 in Object Code format (as well as NetObjects ScriptBuilder 3.0 in Object Code format and VisualAge for Java Professional Edition 3.0 in Object Code format).

                    B. REQUIRED FUNCTION: The following are features of WebSphere Studio:

                        i) Graphical display of the links between files in a
                           project;

                       ii) Automatic update of links whenever files change or
                           move;

                      iii) Registration of other tools for editing;


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                                                                    Page 4 of 13

                        iv) A built-in Page Designer to visually create and edit HTML and JSP files;

                        v) Wizards that jump-start the creation of dynamic pages using databases and JavaBeans;

                        vi) Staging and publishing to different (and to multiple) servers;

                        vii) An integrated Debugger to find JSP and Java code problems;

                        viii) Integration with popular source control management software;

                        ix) Applet Designer, a visual authoring tool for building Java applets;

                        x) WebArt Designer, for creating masthead images, buttons, and other graphics; and

                        xi) AnimatedGif Designer, for assembling GIF animations.

                C.      PRODUCT/OPERATING SYSTEM SUPPORTED: Windows NT Version
                        4.0 with Service Pack 3, Windows 95, or Microsoft Windows 98.

                D. NATIONAL LANGUAGE SUPPORT VERSION REQUIRED: NLS Enabled and translated into the group 1 languages: Spanish, French, Italian, German, Brazilian Portuguese, Simplified Chinese, Traditional Chinese, Korean and Japanese.

                E.      DOCUMENTATION: WebSphere Studio end-user documentation:

                        i)      WS Documentation Center (HTML only);
                        ii)     Online help files (HLP); and
                        iii)    Getting Started guide (HTML, RTF and PDF).

                F.      OTHER MATERIALS: (none).

                G. DELIVERY LOCATION AND OTHER SPECIFICS: Delivery will be via CD-ROM to an individual / site specified by Vision. In addition to WebSphere Studio 3.0, the CD will contain NetObjects ScriptBuilder 3.0 and VisualAge for Java Professional Edition 3.0.

2.7     DESCRIPTION OF VISION CODE (BLS AND DEVELOPER STUDIO).

        2.7.1   BLS AND DEVELOPER STUDIO GENERAL DESCRIPTION

                A. CODE NAME AND VERSION NUMBER: BLS is Vision Business Logic Server Version 5.0 and Developer Studio is Vision Developer Studio Version 5.0, both in Object Code format.

                B. GENERAL DESCRIPTION OF ITS FUNCTION: Vision Business Logic Server provides logic execution services for executing business rules. Vision Developer Studio is a complete development environment for developing presentation, business logic and data access logic for web applications.

                C. DOCUMENTATION: Documentation consists of developer and end-user external documentation. All documentation is produced and delivered in a delivery format, either PDF or HLP.

                D.      OTHER MATERIALS: Test cases, delivered in text format.

                E. DELIVERY LOCATION: Distributions will be delivered electronically to the designated IBM representative.

        2.7.2   BLS AND DEVELOPER STUDIO SPECIFIC DESCRIPTION.

                A. CODE NAME AND VERSION NUMBER: Vision Business Logic Server Version 5.0 and Vision Developer Studio Version 5.0, both in Object Code format.

                B. REQUIRED FUNCTION: The following are features of Vision Business Logic Server and Vision Developer Studio:

                        i)      Ability to compile business objects;
                        ii)     Ability to capture business rules;
                        iii)    Ability to reverse engineer existing objects;
                        iv) Ability to deploy business objects to the server;
                        v)      Ability to define applications using diagrams;
                        vi)     Ability to customize client and server objects;

               vii)  Ability to monitor business logic execution;
               viii) Ability to bind business objects to presentation logic;
               ix)   Ability to manage result sets efficiently; and
               x)    Ability to integrate business rules with external data.

          C. PRODUCT/OPERATING SYSTEM SUPPORTED: The Developer Studio is supported on [*]. The Business Logic Server is supported on [*].

          D. NATIONAL LANGUAGE SUPPORT VERSION REQUIRED: The Business Logic Server will be NLS Enabled [*]. The Developer Studio will be NLS Enabled [*].

          E. DOCUMENTATION: BLS and Developer Studio end-user documentation consists of:

               i)    BLS Admin guide (PDF, HLP);
               ii)   Getting Started guide (PDF; HLP);
               iii)  XDA connectors manual (PDF, HLP); and
               iv)   Project Management guide (PDF, HLP).

          F.   OTHER MATERIALS: Test cases, delivered in text format.

          G. DELIVERY LOCATION AND OTHER SPECIFICS: Delivery will be electronic via the Internet to an individual/site specified by IBM.

3.0  IBM DELIVERABLES

3.1 WAS-AE. When it becomes available, IBM will deliver to Vision a golden master copy of WAS-AE for integration by Vision into the Vision Code to produce Release 1 of the Integrated Code.

3.2 WAS-AE DRIVERS. When they become available, IBM will deliver to Vision IBM's internal drivers for WAS-AE. Based upon driver stability, the IBM Development Manager will determine which drivers are appropriate for delivery by IBM to Vision. This early access will allow Vision to start both analysis of the new features and test for backward compatibility early on in the release cycle. Vision realizes that these are early builds and as such have not completed IBM's full test cycle; hence. IBM will provide Vision with functional restrictions associated with these early builds.

3.3 WS. IBM will deliver to Vision a golden master copy of WS for eventual distribution as part of the Integrated Code.

3.4 IBM MAINTENANCE RELEASES AND PATCHES. During the term of the Agreement, IBM will deliver all maintenance releases and patches of WAS-AE and WS made available to other IBM customers to Vision, including those that result from defects reported to IBM by Vision. The maintenance releases and patches will be provided to Vision when they are provided to IBM's commercial customers.

3.5 IBM-TRANSLATED MATERIALS. IBM will deliver the IBM-translated versions of Vision's PII files and documentation as they are described in Section
     4.1.3 to Vision for incorporation into the Vision Code.

3.6 TEST CASES. IBM will deliver to Vision those WAS-AE test cases which are relevant to the development effort.

3.7 IBM DOCUMENTATION. IBM will deliver to Vision the WAS-AE Getting Started Guide in source format and the WAS-AE Documentation Center in US English and in supported translated languages as specified in Section 5.2.1 to Vision. These guides will use the generic nomenclature and will not be company specific in their identification of various components. However, in the interest of shipping the respective products at the earliest reasonable date, the product documentation may include company-specific references in Release

* Confidential treatment requested for redacted portion.


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
     1. The documentation for any other IBM products addressed in this JP-SOW will be delivered to Vision consistent with that product's IBM deliverable to its customers.

3.8 INSTALLATION CODE. IBM will deliver to Vision WAS-AE silent install Object Code. This Code will allow WAS-AE to be silently installed by BLS in the BLS/WAS-AE product.

4.0  VISION DELIVERABLES

4.1  BLS/WAS-AE.

     4.1.1 Preliminary Builds. Vision will deliver to IBM builds of BLS/WAS-AE after Visions's code freeze (which is equivalent to the code and unit test completed phase). Based upon driver stability, the Vision Development Managers will determine which builds are appropriate for delivery by Vision to IBM. This early access will allow IBM to start both analysis of the new features and test for backward compatibility early on in the release cycle. IBM realized that these are early builds and as such have not completed Vision's full test cycle. Vision will provide IBM with functional restrictions associated with these early builds.

     4.1.2 Final Build. Vision will deliver to IBM a fully-tested version of BLS/WAS-AE in an installable format. The final builds will meet the specification described in Section 9.0 "Acceptance."

     4.1.3 PII Volumes. Vision will deliver to IBM its Program Integrated Information ("PII") volumes. Vision will also deliver to IBM its non-PII volumes. Non-PII includes HTML and product documentation (PDF and help files). These deliveries will occur as referenced in
            Section 8.0.

     4.1.4 Complete NLS Build. Vision will deliver to IBM the complete NLS builds of BLS/WAS-AE as well as a separate Vision Developer Studio NLS build for TVT prep/entry in an operational and installable format. These deliveries will occur as referenced in Section 8.0.

     4.1.5 Final NLS Build. Vision will deliver to IBM the final NLS builds of BLS/WAS-AE as well as a separate Vision Developer Studio NLS build in an installable format based on TVT-exit level code. These deliveries will occur as referenced in Section 8.0.

     4.1.6 Test Cases. Vision will deliver to IBM those BLS and Developer Studio test suites, its BLS/WAS-AE port of those test suites, and its BLS/WAS-AE test cases that are relevant to the development effort.

4.2 VISION MAINTENANCE RELEASES AND PATCHES. During the term of this Agreement, Vision will deliver all maintenance releases and patches of BLS/WAS-AE to IBM, including those that result from defects reported to Vision by IBM. The maintenance releases and patches will be provided to Vision when they are provided to IBM's commercial customers.

4.3 VISION DOCUMENTATION. Vision will deliver the following items in US English to IBM as part of the BLS/WAS-AE delivery:

     4.3.1  Developer's guide to using BLS/WAS-AE;
     4.3.2  System Administration guide for BLS/WAS-AE;
     4.3.3  Developer's Reference for BLS/WAS-AE;
     4.3.4  Vision API documentation;
     4.3.5  On-line help files; and

        4.3.6   Getting Started (Vision's book).

        The Vision Documentation will be delivered in two output formats: Adobe Acrobat Format (.pdf) and Windows help (.hlp). Additionally, to facilitate the reformatting of these guides to IBM product standards, Vision will provide the documentation source to IBM in Framemaker and Rich Text Format. These guides will use the generic nomenclature and will not be company specific in its identification of various components. However, in the interest of shipping the respective products at the earliest reasonable date, the product documentation may include company-specific references in Release 1. For Release 1, the images will not be converted to different documentation formats and will not be localized to various languages.

5.0     IBM RESPONSIBILITIES

5.1 IBM DELIVERABLES. IBM will provide all IBM Deliverables to Vision in accordance with the Schedule in Section 8.0 and the specifications described in this SOW.

5.2     NATIONAL LANGUAGE SUPPORT ("NLS").

        5.2.1 NLS Translation of Vision Code. IBM will translate the Vision Code, perform a translation verification test ("TVT") and deliver the IBM-translated version of these files and documentation to Vision for eventual distribution as part of Vision's version of the BLS/WAS-AE product. The Vision Code will be translated into group 1 languages: Spanish, French, Italian, German, Brazilian Portuguese, Simplified Chinese, Traditional Chinese, Korean and Japanese. [*].

        5.2.2   NLS and IBM Code. The IBM Code is NLS enabled for all platforms
                [*].

        5.2.3   [*]

        5.2.4 Timing of Delivery. Due to the time needed to translate the PII and non-PII volumes, the translated PII and non-PII volumes will be available for delivery by IBM to Vision following the US English language delivery by an expected 30 days.

5.3     TESTING AND QUALITY ASSURANCE.

        5.3.1   IBM will perform a TVT per Section 5.2.1.

        5.3.2 IBM will review Vision's BLS/WAS-AE test plans/cases in order to independently confirm their comprehensiveness. Any proposed modifications to these test plans/cases will need to be mutually agreed upon.

        5.3.3 IBM will provide the necessary number of engineers to work with Vision during the testing process to help test and certify acceptance (per Section 9.0) of the BLS/WAS-AE product.


* Confidential treatment requested for redacted portion.

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


      5.3.4 IBM will create a test plan/cases to test the BLS/WAS-AE product that it intends to complete in parallel with the Vision testing. At the completion of the NLS TVT, IBM or Vision may decide to refresh the previously released English version of the product via the service stream to incorporate any functional defect solutions. Additional details regarding personnel requirements will be included in the IBM's test plan.

      5.3.5 IBM will report all BLS and related Vision Code and Documentation defects to Vision for appropriate resolution. Upon receipt of the defect solution, IBM will verify that the solution corrects the original defect and so inform Vision. Additional testing details will be included in IBM's test plan.

5.4 Encryption. IBM will identify to Vision the levels of encryption for each WAS-AE build delivered to Vision. (See Section 7.5).

6.0    VISION RESPONSIBILITIES

6.1 Vision Deliverables. Vision will provide all Vision Deliverables to IBM in accordance with the Schedule in Section 8.0 and the specifications described in this SOW.

6.2 National Language Support ("NLS"). Vision will NLS-enable the Vision Code and deliver to IBM as part of the BLS/WAS-AE delivery all externalized resource files, documentation and help files for NLS translation by IBM as described under Section 5.1. Vision will perform an NLS enablement verification test. All of the NLS enablement test cases, as reviewed by IBM (per Section 5.3.2), must be executed to completion before IBM can perform a TVT.

6.3    TESTING AND QUALITY ASSURANCE.

       6.3.1 Vision has a regression suite to test multiple aspects of the Vision Developer Studio and BLS products. Vision will port the test suite to enable testing of the BLS/WAS-AE product. In addition, Vision will develop new tests for the integrated product. This testing suite will be used to certify the BLS/WAS-AE product. [*] The platform matrix will be included in the Vision's product test documentation as referenced in Section 5.3.2. [*] Vision intends to use its QA staff to its fullest and expects to assign the necessary number of QA engineers to help with the complete testing and certification of the project.

       6.3.2 Vision will report all WAS-AE and related IBM Code and Documentation defects to IBM for appropriate resolution. Upon receipt of the defect solution from IBM, Vision will verify that the solution corrects the original defect and so inform IBM. Additional testing details will be included in Vision's test plan.

       6.3.3 Vision personnel will be available to assist IBM in the testing of the English language version of the BLS/WAS-AE product. At lest one Vision employee will be expected to assist the IBM TVT team on site with the execution of their activities to verify the proper translation of the Vision product(s) and to maintain the TVT schedules. Additionally, Vision may be required, at IBM's discretion, to provide daily or more frequent delivery of product builds (Preliminary Builds) during the TVT to allow that test to maintain its project schedule goals. The TVT build requirements usually pertain to the correction of translated information only, but may also require functional defect corrections.




 *   Confidential treatment requested for redacted portion.

      6.3.4 Vision will review IBM's BLS/WAS-AE test plans/cases in order to ensure their comprehensiveness. Any proposed modifications to these test plans/cases after the review must be approved by IBM.

      6.3.5 Vision will perform NLS-enablement testing per Section 6.2.

      6.3.6 Vision will perform a final functional/installation regression test on the BLS/WAS-AE final build to ensure that all components are installed properly before delivery to IBM.

6.4 END-USER PRODUCT LICENSING. Before providing BLS/WAS-AE product to IBM, Vision will disable all key-enabled utilities such that the use of the BLS/WAS-AE product by IBM end-users is not contingent upon key access.

7.0   JOINT RESPONSIBILITIES

7.1   DEVELOPMENT.

      7.1.1 [*]

      7.1.2 [*]

      7.1.3 Each party will provide the appropriate project personnel and tracking information to the other on a regularly scheduled basis. This will be provided during a weekly conference call.

7.2   YEAR 2000 TESTING. Vision will test the Year 2000 compliance of
      BLS/WAS-AE and ensure that it is Year 2000 ready such that when used in accordance with the appropriate documentation it is capable of correctly processing, providing, receiving and displaying date data before and after January 1, 2000 (including without limitation leap year calculations), provided that all products (for example, hardware, software and firmware) used with BLS/WAS-AE properly exchange accurate date data with it.

7.3 PRODUCT MANUFACTURING. Each party will produce the appropriate media and physical documentation for products incorporating the Integrated Code independently. Each party will provide to the other the necessary CD media layout information to enable each company to package the products for their respective offerings.

7.4 PRODUCT USER INTERFACE. The user interface for the Integrated Code will remain intact with the only change between the IBM and Vision versions being the product name, icon and any terms, conditions and prices offered by the parties. IBM will supply a product name and icon that will be used consistently across the product for the IBM version of the Integrated Code. IBM and Vision will include the necessary copyright and trademark notices in the Integrated Code for each other's components.

7.5 ADMINISTRATIVE REQUIREMENTS. WAS-AE contains 56-bit or 128-bit encryption technology. This technology is required to be registered with the US Government and handled appropriately according to the US State Department guidelines.

* Confidential treatment requested for redacted portion.

7.6 CERTIFICATES OF ORIGINALITY. Each party will provide the other with a Certificate of Originality for the IBM Code and Vision Code (respectively), substantially in the format of Attachment 1.

8.0  SCHEDULE


The following chart describes the series of milestones that the parties understand must be achieved in order to maintain the defined schedule. These milestones are specified in order to ensure a reasonable set of expectations for the delivery schedule from each party.


[*]

9.0  ACCEPTANCE

9.1 IBM's acceptance test is expected to consist of a subset of the previously executed test cases completed by Vision and IBM. The acceptance tests may include one or more of the following: (i) component testing; (ii) functional verification testing; (iii) system testing; and (iv) compatibility testing.

9.2  The acceptance criteria will be determined in advance according to the schedule in Section 8.0. At a minimum, IBM will determine if:

     9.2.1 the Integrated Code meets the specifications described in this SOW;


* Confidential treatment requested for redacted portion.

     9.2.2 the Integrated Code executes repetitively within the system environment described in this SOW;

     9.2.3 IBM can successfully execute to completion all functional and system test scenarios; and

     9.2.4 all Severity 1 and Severity 2 (as those terms are defined in the Product Support Attachment) problems are resolved, or an action plan to resolve them has been agreed upon by IBM and Vision. This action plan shall have specific dates and responsibilities identified.

9.3  The final acceptance test of the NLS versions will be the TVT.

10.0 PRODUCT SUPPORT

10.1 For the purposes of this Section 10 and of the Product Support Attachment, "Licensor" and "Licensee" shall refer to Vision or IBM, as applicable, depending on whether the party is the licensor or licensee of the rights granted in Sections 3.1 and 3.2 of the Joint Product and Marketing Agreement.

10.2 Each party will provide the staff and processes required to deliver Level 1 and 2 product support directly to its respective customers for the Integrated Code as defined in the Product Support Attachment.

10.3 The Licensor will provide the staff and processes required to deliver Level 3 product support to the Licensee for the Licensor's portion of the Integrated Code (IBM Code or Vision Code, respectively) as defined in the Product Support Attachment.


ACCEPTED AND AGREED TO:                       ACCEPTED AND AGREED TO:




By: /s/ JOHN R. SWEETMAN  9-27-99             By: /s/ JOHN A. HEWITT JR. 9-27-99
--------------------------------------        ----------------------------------
IBM Signature             Date                Vision Signature           Date

John R. Sweetman                              John A. Hewitt Jr.
--------------------------------------        ----------------------------------
Printed Name                                  Printed Name

Contract Specialist, IBM Corporation          President & CEO
--------------------------------------        ----------------------------------
Title and Organization                        Title and Organization

IBM Address:                                  Vision Address:
--------------------------------------        ---------------------------------
IBM Corporation                               Vision Software Tools, Inc.
3039 Cornwallis Road, 002/VRDA                2101 Webster Street, Eighth Floor
Research Triangle Park, NC 27709              Oakland, CA 94612
USA                                           USA

ATTACHMENT 1: CERTIFICATE OF ORIGINALITY

The Certificate of Originality questionnaire may be used to cover one complete Licensed Work, even if that Licensed Work includes multiple modules. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

1. The following Certificate of Originality applies to ___________ described in this Statement of Work.

2. Was any portion of the software material written by anyone other than you or your employees within the scope of their employment? YES ___ NO ___ If YES, identify the author and the circumstances:

     A) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

          i. Specify for each involved party the name, address, and citizenship:

          ii. If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees within the scope of their employment)?

          iii. If the party is an individual, did he/she create the software material while employed by or under contractual relationship with another party? YES ___ NO ___ If YES, provide name and address of the other party and explain the nature of the contractual relationship:

     B) How did you acquire title to the software material written by the other party?

3. Are any copyright, confidentiality, or proprietary notice(s) present on the software material(s)? YES ___ NO ___ If YES, please describe such notice(s).

4. Was any portion of the software material (e.g., Code, associated documentation or Externals) derived from preexisting works (either yours or a third party's), including any code from freeware, shareware, electronic bulletin boards, or the Internet? YES ___ NO ___ If YES, please identify the material, author, owner and copyright notice, if any, for each of the preexisting materials.

5. Does any of the software materials (e.g., Code, associated documentation or Externals) include recognizable voices, pictures or other likenesses?
     YES ___ NO ___ If YES, how did you acquire rights to use such recognizable voices, pictures or other likenesses?

6. Provide an explanation of any other circumstance which might affect the licensee's ability to reproduce, distribute and market this software material, including whether your software material was prepared from any preexisting materials which have any: a) confidentiality or trade secret restrictions to others; b) known or possible royalty obligations to others; and c) used other preexisting materials developed for another party or customer (including government) where you may not have retained full rights to such other preexisting materials.

Authorized Signature:    /s/ JOHN A. HEWITT JR.
                         ------------------------------

Name:                    John A. Hewitt Jr.
                         ------------------------------

Title:                   Pres. & CEO
                         ------------------------------

Date:                    9-27-99
                         ------------------------------

ATTACHMENT 2: PRODUCT SUPPORT

This Product Support Attachment is part of and incorporates by reference the terms and conditions of the Joint Product and Marketing Agreement and its Statements of Work and other Attachments, and capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

1.0     DEFINITIONS

1.1     "CUSTOMER" is the end-user of the Integrated Code.

1.2 "CORRECTION TIMES" are objectives that each party must achieve for resolution of errors and distribution of the appropriate correction to the Customer or to the Licensee (as appropriate).

        1.21. "Severity 1" requires maximum effort support until an emergency fix or bypass is developed and available for shipment to the Licensee. Critical situations may require Licensee and Licensor personnel to be at their respective work locations or available on an around-the-clock basis. The objective will be to provide relief to Licensee within [*] hours and provide a final solution or fix within [*] days;

        1.22     "Severity 2" must be resolved within [*] calendar days;

        1.23     "Severity 3" must be resolved within [*] calendar days; and

        1.24 "Severity 4" must be resolved with a bypass or by the next release of the product.

        The calendar days begin when Licensor receives the PMR from Licensee and supporting documentation and end when the Maintenance modification or other resolution is shipped to Licensee. Licensee will consider exceptions from these objectives when warranted by technical or business considerations.

1.3 PMR SEVERITY LEVELS are designations assigned by Licensee to errors reported to indicate the seriousness of the error based on the impact that the error has on the operation of Licensee or its Customer:

        1.31 SEVERITY 1 is a critical problem. Licensee or its Customer cannot use the Licensor Code or there is a critical impact on the operations of Licensee or its Customer which requires an immediate solution;

        1.32 SEVERITY 2 is a major problem. Licensee can use the Licensor Code, but an important function is not available or the operations of Licensee or its Customer are severely impacted;

        1.33 SEVERITY 3 is a minor problem. Licensee can use the Licensor Code with some functional restrictions, but it does not have a severe or critical impact on the operations of Licensee or its Customer; and

        1.34 SEVERITY 4 is a minor problem that is not significant to the operations of Licensee or its Customer. Licensee may be able to circumvent the problem.

1.4 Licensee Test Systems are an appropriate configuration of installed hardware and software that Licensee maintains which is representative of typical Customer installations using the Integrated Code. These test systems will contain, at a minimum, a level or prerequisite/co-requisite hardware and software that is correspondent with that of the documented, supported platforms of the shipping product (e.g. the product prerequisite requirements).

1.5 Maintenance Level Service is the service provided when Licensee identifies an error.

        1.51. LEVEL 1 is the service provided in response to Licensee's initial phone call identifying an error.

        1.52. LEVEL 2 is the service provided to reproduce and attempt to correct the error or to find that the service provider cannot reproduce the error.


* Confidential treatment requested for redacted portion.

     1.53 Level 3 is the service provided to isolate the error at the component level of the Code. The service provider distributes the Maintenance Modification or circumvention or gives notice if no Maintenance Modification or circumvention is found.

1.6 PROBLEM DETERMINATION/CHARACTERIZATION is the process of determining whether a problem is being caused by hardware, software or documentation.

1.7 PROBLEM MANAGEMENT RECORD ("PMR") is a record created when Licensee makes the initial support request. This record becomes a part of the Licensee's problem management system database and records the essential information about Licensee's question or problem.

1.8 PROBLEM SOURCE IDENTIFICATION is the process of determining which software or documentation component is failing or attributing the failure to some external cause such as a Licensee error or to no trouble found.

2.0  MAINTENANCE AND SUPPORT RESPONSIBILITIES

2.1 The parties will agree to the specific details of the process flow each will follow to resolve problem calls for requests for support 30 days prior to the general availability of the first Integrated Code product released by one of the parties.

2.2 Licensor will provide Licensee electronic (softcopy) information on any known problems in the Licensor Code and the work arounds and solutions, if available, within fourteen (14) days prior to the general availability of the Integrated Code.

2.3 IBM Customers will initiate requests for support by contacting IBM; Vision Customers will initiate requests by contacting Vision. IBM or Vision, as appropriate, will perform the following Maintenance Level Service (Level
     1) support responsibilities for its Customers, as described below. Each party will:

     2.31 create the PMR;

     2.32 obtain from the Customer a description of the problem, and verify its severity;

     2.33 search its data base for known problems;

     2.34 provide the available resolution if the problem is known;

     2.35 recommend local assistance as required;

     2.36 if no resolution, pass the PMR to that party's Level 2 personnel; and

     2.37 update the PMR, documenting Level 1 actions.

     Each party will be the primary contact point for its Customers for questions, problems and assistance concerning the Integrated Code. Either party may use a third party to perform its obligations.

2.4 thirty days prior to general availability of the Integrated Code, each party will establish a process to check incoming electronic requests for Level 3 support at least twice daily.

2.5 The parties agree to the following Customer Product Maintenance Level Service responsibilities.

     2.51 Each party will perform the following Level 2 responsibilities for its
          Customers:

          A.   receive the PMR from its Level 1 personnel;

          B. analyze problem symptoms and gather additional Customer data from its Level 1 personnel as required;

          C.   recreate the problem on its Test Systems;

          D. determine if the error is due to improper installation of the Integrated Code by the Customer;

                E. determine if the suspected error is due to prerequisite or operationally related equipment or software at the Customer location;

                F. determine if the error is due to the Licensor Code; attempt a bypass or if so, create a new PMR between Licensee and Licensor for the error circumvention for high impact problems, i.e., Severity 1 and 2;

                G. if no resolution and the problem appears not to be with the Licensor Code, to be a newly discovered Code or documentation error, create a problem analysis record.

                H.      update the PMR, documenting Level 2 actions.

        2.52 Licensor will perform the following Level 3 responsibilities if the error is determined at Level 2 to be connected to the Licensor Code:

                A. receive the PMR and supporting documentation and materials;

                B. analyze the problem symptoms and diagnose the suspected error;

                C. notify Licensee's Level 2 personnel if additional information, materials or documentation are required;

                D. assist Licensee's Level 2 personnel in attempting to develop a bypass or circumvention for high impact problems, e.g., Severity 1 and 2;

                E. If Maintenance Modifications are required to the Licensor Code, provide Maintenance Modifications to Licensee in the format specified by Licensee;

                F. if Licensor requests, Licensee will assist Licensor in obtaining additional materials to support problem determination, problem source identification and problem resolution;

                G. provide resolution to PMRs according to the assigned Severity Level and within the defined Correction Time, such Correction Times including building, testing, certifying successful tests of Maintenance Modifications, and packaging for shipment to Licensee and applicable Maintenance Modifications in the physical format specified by Licensee;

                H. receive technical questions, and supporting documentation and materials;

                I. analyze the technical questions and provide answers to Licensee;

                J. for high impact situations, e.g. Severity 1 and 2, provide technical backup support to Licensee on the Integrated Code for the Licensor Code as provided above and provide assistance in answering questions that may arise concerning the operation and use of the Licensor Code that cannot be resolved by Licensee; and

                K.      close out the problem record with Licensee.


2.6 Level 3 Problem Resolution Criteria. The following criteria apply to Licensor's Maintenance and Support under this Agreement. Maintenance and Support under this Agreement. Maintenance and Support includes both work associated with defects in the Code or Documentation. The criteria listed below are during the times described in Section 2.6 below unless noted differently. Licensor's obligation to resolve defects begins when the problem is transferred to Licensor and ends when the problem is determined not to be a defect in the Code, or when the final resolution is accepted by Licensee.

2.7 Licensor agrees not to discuss or disclose problem resolution information, where Licensee identifies such information as confidential pursuant to the terms and conditions of the CDA referenced in the Agreement, with any third parties without obtaining Licensee's prior written consent (e-mail authorization is sufficient).

        2.71 Initial Response Times. The initial response is an acknowledgment from Licensor to Licensee that a problem has been transferred to Licensor. Licensor must provide response to Licensee within the following time periods:

            [*]

      2.72 Temporary Relief. Unless Licensor has provided Licensee a final resolution, Licensor agrees, if possible, to provide Licensee Temporary Relief to the problem (as Licensee determines acceptable) within the following time periods:

            A.    [*]

            B.    Severity 2 - Not applicable

            C.    Severity 3 - Not applicable

            D.    Severity 4 - Not applicable

      2.73 Final Resolution. Licensor agrees to provide a final resolution as soon as reasonably possible but no later than the Correction Times.

2.8 At least once every year, Licensor will provide a service pack for the Licensor Code that includes all Maintenance Modifications to the Licensor Code. Licensor will provide service packs for the Licensor Code to Licensee when such versions are provided to other Licensor customers. Additional service packs for the Licensor Code will be provided as determined and mutually agreed to by Licensee and Licensor in the event they become necessary due to the frequency or severity of newly discovered defects.

2.9 Licensor will maintain procedures to ensure that new Maintenance Modifications are compatible with previous Maintenance Modifications.

2.10 Delivery of Maintenance Modifications and migration Code to the Licensee will be done as mutually agreed to by the Development Managers.

2.11 Vision will provide IBM with read only access to the BLS Bug Tracking System and any knowledge database or systems used by the Vision technical support team. IBM will provide access to similar IBM information systems pertaining to the IBM Code to the Vision customer support, quality assurance and development teams.

3.0   PMR ORIGINATION AND CORRECTION

3.1 Licensor will also report (via the information system/Bug Tracking System access described in Section 2.11) to Licensee as PMR's all valid errors discovered by Licensor and resolve such errors as set out below within the applicable Correction Times:

      3.11 the fix to the Object Code in machine-readable form including a hard copy description of the Maintenance Modifications (which may include a paper submission of the Maintenance Modifications);

      3.12 the Maintenance Modifications to the Source Code in machine-readable form that corresponds to the Object Code Maintenance Modifications; and

      3.13 for a procedural work-around, the corrected procedure in machine-readable form.

3.2 Comments received by Licensee that do not form the basis of a PMR will be forwarded to Licensor for proper and prompt handling as appropriate.

* Confidential treatment requested for redacted portion.

4.0     TRAINING

4.1 Licensor will provide training on the Licensor Code at Licensee's request, at Licensor's expense, and at the scope and level of effort described below. This training will be provided on Licensor's premises and will include:

        4.11 Level 1 and Level 2 technical training and education of the Licensee development staff on the workings of the Code;

        4.12 Level 1 and Level 2 training on the Object Code version of the Licensor Code for Licensee personnel within ninety (90) days of delivery of the Licensor Code. This training will be for up to fifteen (15) persons for a duration to be mutually agreed upon and provide to Licensee the knowledge and use of any error detection database, support detection methods, etc. that reduces the delay to Customer issue resolution. Licensor will provide Licensee, for its review and concurrence, a course description including course objectives, an outline, required advance study assignments, and course completion criteria;

        4.13 Refresher and update Object Code version training at Licensee should occur with each major release or feature enhancement. Such training will be in a format similar to the initial course; and

        4.14 Each party will be responsible for its own travel-related expenses.

5.0     GENERAL

5.1 Each party will provide to the other the name and phone numbers of that party's personnel to contact when high priority problems are encountered outside of normal working hours that require immediate assistance. IBM's normal working hours are defined as 8:00AM to 5:00PM, Monday thru Friday, Eastern Standard Time. Vision's normal working hours are defined as 6:00AM to 6:00PM, Monday thru Friday, Pacific Standard Time.

5.2 Licensor will provide to Licensee, on request, information regarding the status of reported PMRs related to the Licensor Code.

5.3 It is desirable that Licensee report PMRs and status requests to Licensor via an electronic interface and that Licensor send Maintenance Modifications, status updates and requests for additional documentation to Licensee via the same interface. Licensee and Licensor will jointly plan the electronic system. Each party is responsible for funding the costs of this interface at its location.

5.4 Critical situations may require the parties to use the telephone for immediate communications. The parties will follow such communications via the electronic interface for tracking and recording purposes. Each party is responsible for funding the costs of this communication at its location.

5.5 In circumstances where materials have to be exchanged using facsimile or courier services, each party is responsible for funding the costs of these exchanges via facsimile or courier services at its location.

5.6 Licensor will participate in monthly telephone conference calls with Licensee to review the status and performance of the parties' obligations. These calls may be scheduled more or less frequently as agreed to by the Development Managers. Each party is responsible for funding the costs of these conference calls at its location.

                                 IBM AND VISION
                     JOINT PRODUCT AND MARKETING AGREEMENT
                       JOINT MARKETING STATEMENT OF WORK

This JM-SOW is part of and incorporates by reference the terms and conditions of the Joint Product and Marketing Agreement and capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

This SOW covers a new version of Vision's current product line that will be built to re-host Vision's BLS on top of IBM WAS-AE. This SOW details the structure of this joint marketing relationship.

1.1 The Integrated Code will be licensed and distributed by both Vision and IBM (and their respective distributors) under their respective logos, prices, terms, and conditions.

1.2 IBM will require a "WebSphere inside" or similar attribution of the product and must approve the product name of the Vision release of the Integrated Code, such approval not to be unreasonably withheld or delayed.

        IBM intends to include Vision attribution in the appropriate product description information used with the IBM product, and will attempt to include product identity linkage with the Vision product in the IBM product name, but will not include the word "Vision." If necessary Vision agrees to provide IBM the appropriate trademark license rights in order to provide attribution to Vision.

1.3 Vision and IBM will provide skills transfer to each other's field sales. The skills transfer will consist of sales training and "T3" or "train the trainer" education. Each party will be responsible for its own expenses incurred pursuant to this Section 1.3 The details and location will be mutually agreed upon via the Marketing Program Managers.

1.4 IBM and Vision will use reasonable efforts to develop and implement marketing programs. Both parties will provide reasonable support to each other to accomplish these tasks as described in the Marketing Activities Attachment. Both parties will have the right to use marketing collateral produced to create their own versions of the collateral.

1.5 To create awareness and generate demand for the Releases, IBM and Vision will each make marketing investments as further defined in the Marketing Activities Attachment to support activities such as:

        1.5.1 Relationship announcement, product announcements, ongoing press and consultant activities;

        1.5.2 Concept awareness for e-business automation and concept education on Business Logic Server and business rules automation;

        1.5.3 Strategic positioning of the Releases in the context of IBM's Application Framework for e-business, the WebSphere family of web application servers, and the VisualAge family of products;

        1.5.4   Product and marketing campaign web linkages;

        1.5.5 e-business seminars, business shows, and customer executive events (to the extent that such activities are led or jointly funded by IBM, they will consist of appropriate content in existing IBM geography-based marketing activities and will be dependent on IBM geography approval);

        1.5.6 Direct marketing campaign linage, targeted direct mail campaigns, and telemarketing (to the extent that such activities are led or jointly funded by IBM, they will be dependent on IBM geography approval);

        1.5.7 Direct sales and support channel training and client executive education;

        1.5.8 Indirect channel development focus including Regional SIs and Web SIs;

        1.5.9 Providing access to the other party's marketing collateral. IBM will provide Vision with the details of the collateral access process used within IBM. Vision will provide IBM access to the process used within Vision.

                          IBM and Vision Confidential

1.6 In order to successfully train the IBM Application Integration Middleware (AIM) worldwide sales force, [*].

1.7 To ensure that a satisfactory level of market development and program activities will occur, each company agrees to the minimum quarterly investment of joint marketing funds, in addition its investment of internal marketing resources (marketing personnel, time, travel and living expenses, and so forth) that is described in the Marketing Activities Attachment. The Joint Marketing funds will be used to pay external costs for the development and execution of the marketing programs listed in this JM-SOW, and do not include, nor will be used to pay for, the investment of internal marketing resources of either company.

1.8 The joint marketing activities are intended to benefit both parties' efforts to market and sell their respective products. In joint marketing activities that are led by IBM, IBM will promote the IBM-branded versions of a Release as a part of its portfolio of e-business products.

1.9 All joint activities and materials must be agreed to, in writing, by both parties prior to their occurrence or release.

1.10 In the Marketing Activities Attachment, the parties commit to funding and programs for the first year. During the second half of year one the parties agree to discuss the potential funding and programs for years two and three. The parties may agree to modify the marketing activities in light of the effectiveness of ongoing marketing efforts; such agreement will be facilitated by the Marketing Program Managers.

1.11 The marketing activities are further defined in the Marketing Activities Attachment. The column headings are defined as follows:

        1.11.1 "ACTIVITY" provides a general description of the marketing activities to be engaged in by the parties.

        1.11.2 "ROLES AND RESPONSIBILITIES" provides a description of what role each party will take in a particular activity and the responsibilities associated with that role.

        1.11.3 "COSTS" describes examples of the type of cost associated with the relevant activity. In some cases, the amount of expected committed cost is identified.

        1.11.4 "JOINT MARKETING FUNDS" indicates the estimated maximum amount tat the parties will jointly commit to an Activity or series of Activities. Each party will be responsible for fifty percent (50%) of the amounts listed unless alternative percentages are otherwise noted. Where estimates for an activity or series of activities differ by more than 5% of the referenced amounts, then joint agreement of the revised financial commitment will be needed before proceeding.

ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:

By:  /s/ JOHN R. SWEETMAN   9-27-99     By:  /s/ JOHN A. HEWITT JR.  9-27-99
------------------------------------    -------------------------------------
IBM Signature                           Vision Signature

John R. Sweetman                        John A. Hewitt Jr.
------------------------------------    -------------------------------------
Printed Name                            Printed Name

Contract Specialist, IBM Corporation    President & CEO
------------------------------------    -------------------------------------
Title and Organization                  Title and Organization

IBM Address:                            Vision Address:
------------------------------------    -------------------------------------
IBM Corporation                         Vision Software Tools, Inc.
3039 Cornwallis Road, 002/VRDA          2101 Webster Street, Eighth Floor
Research Triangle Park, NC 27709        Oakland, CA 94612
USA                                     USA


* Confidential treatment requested for redacted portion.

                                                                     Page 2 of 5